Exhibit 99.1

SAKS INCORPORATED ANNOUNCES JUNE COMPARABLE STORE SALES

	Contact:	Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE		www.saksincorporated.com

New York, New York (July 5, 2012)—Retailer Saks Incorporated (NYSE: SKS) today announced that owned sales totaled $274.0 million for the five weeks ended June 30, 2012 compared to $258.6 million for the five weeks ended July 2, 2011, a 6.0% increase. Comparable store sales increased 6.0% for the month.

For June, the strongest categories included women’s shoes; men’s private brand, tailored clothing, and shoes; and cosmetics and fragrances.

On a quarter-to-date basis, for the two months ended June 30, 2012, owned sales totaled $489.8 million compared to $467.1 million for the prior year two months ended July 2, 2011, a 4.9% increase. Comparable store sales increased 5.1% for the two months.

On a year-to-date basis, for the five months ended June 30, 2012, owned sales totaled $1,233.9 million compared to $1,180.8 million for the prior year five months ended July 2, 2011, a 4.5% increase. Comparable store sales increased 4.9% for the five months.

Saks Incorporated operates 45 Saks Fifth Avenue stores, 63 Saks OFF 5TH stores, and saks.com. Saks Fifth Avenue is proud to be named a J.D. Power and Associates 2012 Customer Service Champion and is only one of 50 U.S. companies so named.

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